UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2013
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation

On February 21, 2013, Tesoro Companies, Inc. ("TCI"), Tesoro Maritime Company ("TMC"),  Tesoro Refining & Marketing LLC ("TRMC"), Tesoro Alaska Company ("TAC"), Kenai Pipeline Company ("KPL"), Tesoro Alaska Pipeline Company ("TAPL"), Tesoro Logistics Operations LLC ("TLO"), Tesoro High Plains Pipeline Company LLC ("THPP"), Tesoro Logistics Pipelines LLC ("TLP") and Tesoro Logistics Northwest Pipeline LLC ("TLNP"), whereby TCI, TRMC, TMC, TAC, KPL and TAPL are each individually a "Tesoro Party" and collectively the "Tesoro Parties," and TLO, TLP, TLNP and THPP are each individually a "TLLP Party" and collectively the "TLLP Parties," entered into an agreement (the "Oil Spill Contingency Agreement") under which the Tesoro Parties and the TLLP Parties have agreed (i) that TCI will act as the sole representative for the Tesoro Parties and the TLLP Parties as a member in the Marine Preservation Association (the "MPA"), and TCI shall perform the duties and responsibilities of a member in MPA on behalf of both the Tesoro Parties and the TLLP Parties; and (ii) to the allocation among and between the Tesoro Parties and TLLP Parties of costs and expenses associated with oil spill contingency planning, response and remediation activities, such costs and expenses to include: MPA operating costs; fees charged by the Marine Spill Response Corporation ("MSRC") to provide oil spill response and contingency planning for property owned and operated by TRMC, TAC, KPL, TAPL, THPP, TLNP and TLO and for vessels charted by TMC; incident response costs incurred by the MPA, MSRC, the Tesoro Parties or the TLLP Parties, and related remediation.

The Oil Spill Contingency Agreement also provides for reimbursement to TLLP Parties or its parent, Tesoro Corporation, in those instances where TLLP facilities that are operated by a TLLP Party, but are owned or leased by a Tesoro Party, and the Tesoro Party or Tesoro Corporation is required to post or provide a parent guaranty or a Certificate of Financial Responsibility ("COFR") to demonstrate adequate financial ability to pay for any incident response costs that might be associated with incidents at such TLLP facility.  The Tesoro Party owning or leasing such TLLP facility is entitled to reimbursement for any such incident response costs, and Tesoro Corporation will be (i) subrogated to the rights of such Tesoro Party to receive such reimbursement to the extent that Tesoro Corporation is obligated to pay or guarantee payment of such Incident Response Costs pursuant to any such parent guaranty or COFR and (ii) entitled to receive reimbursement from TLLP for any incremental costs or expenses incurred by it or a Tesoro Party in connection with the posting of a COFR for a TLLP facility.

The Oil Spill Contingency Agreement continues until December 31, 2013, and shall renew for successive periods of one year thereafter, unless terminated by any party upon sixty days advance written notice.  The parties may periodically evaluate whether the allocation and methods of paying the costs and expenses set forth in the Oil Spill Contingency Agreement remain appropriate under conditions as they may exist from time to time.  At any time after December 31, 2013, any party may request good faith renegotiation of all or any part of the Oil Spill Contingency Agreement, and in the event the Parties are unable to reach a consensus on any appropriate adjustments, then any party may terminate the Oil Contingency Agreement upon ten days advance written notice as to subsequent costs incurred by TCI, but such termination shall not invalidate this Agreement as to costs incurred by TCI prior to the effective date of such termination.  Upon any termination of this Agreement, TCI may rescind its designation of the other Parties as covered entities with respect to TCI's membership in MPA.

The foregoing description is not complete and is qualified in its entirety by reference to the Oil Spill Contingency Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1
Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation, dated as of February 21, 2013, among Tesoro Companies, Inc., Tesoro Maritime Company, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company, Kenai Pipeline Company, Tesoro Alaska Pipeline Company, Tesoro Logistics Operations, LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Pipelines LLC and Tesoro Logistics Northwest Pipeline LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 26, 2013

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

10.1
Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation, dated as of February 21, 2013, among Tesoro Companies, Inc., Tesoro Maritime Company, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company, Kenai Pipeline Company, Tesoro Alaska Pipeline Company, Tesoro Logistics Operations, LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Pipelines LLC and Tesoro Logistics Northwest Pipeline LLC.

4